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                                                                    EXHIBIT 99.3

                              JO-ANN STORES, INC.

                               OFFER TO EXCHANGE
                    7.50% SENIOR SUBORDINATED NOTES DUE 2012
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                          FOR ANY AND ALL OUTSTANDING
                    7.50% SENIOR SUBORDINATED NOTES DUE 2012

  THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JULY 9,
     2004, OR SUCH LATER TIME AND DATE TO WHICH THE OFFER IS EXTENDED (THE
                              "EXPIRATION DATE").

To Our Clients:

     We are enclosing herewith a prospectus, dated June 9, 2004, of Jo-Ann Stores, Inc., an Ohio corporation (the "Company"), to exchange its 7.50% Senior Subordinated Notes due 2012 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 7.50% Senior Subordinated Notes due 2012 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Company's prospectus and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     WE ARE (DIRECTLY OR THROUGH OUR NOMINEE) THE REGISTERED HOLDER OF THE OUTSTANDING NOTES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH OUTSTANDING NOTES MAY BE MADE ONLY BY US (OR OUR NOMINEE) AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OUTSTANDING NOTES HELD BY US (OR OUR NOMINEE) FOR YOUR ACCOUNT.

     Accordingly, we request that you advise us whether you wish us to tender any or all of the Outstanding Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

     We urge you to read carefully and in their entirety the prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to execute a Letter of Transmittal and tender your Outstanding Notes on your behalf in accordance with the terms of the Exchange Offer.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that: (i) the holder and the beneficial owner is acquiring the Exchange Notes in the ordinary course of its business, (ii) neither the holder nor the beneficial owner is an "affiliate," as defined in Rule 405 under the Securities Act, (iii) neither the holder nor the beneficial owner is participating, nor intends to participate, or has any arrangement or understanding with any person to participate in, the distribution of the Exchange Notes, and (iv) the holder and the beneficial owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes or who is an affiliate must and will comply with the registration and prospectus delivery requirements of the Securities Act, in connection with any resale of the Exchange Notes (to the extent applicable) acquired by such person.

     If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, you will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading
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activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing, signing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions is enclosed.

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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter, the prospectus and the related Letter of Transmittal relating to the Exchange Offer by the Company to exchange the Exchange Notes for the Outstanding Notes.

     This will instruct you to tender the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal.


                          SIGN HERE

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                          Signature

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                     Name (Please Print)

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                           Address

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                   City, State and Zip Code

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     Tax Identification or Social Security No.

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                         Signature
             (If more than one account holder)

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                     Name (Please Print)

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             Telephone No. (including Area Code)

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                    Account Number With Us

Dated:                      , 2004
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PRINCIPAL AMOUNT OF OUTSTANDING NOTES TENDERED*


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* If no amount is indicated, you will be deemed to have instructed us to tender the entire principal amount of Outstanding Notes held for your account.

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